Exhibit 99.1

News Announcement	For Immediate Release

Nexstar Broadcasting Group Reports 2005 First Quarter Results

Irving, TX – May 4, 2005 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the first quarter ended March 31, 2005.

Summary 2005 First Quarter Highlights:

Reported total net revenue for the 2005 first quarter was $52.7 million, a decrease of 2.8% from net revenue of $54.2 million in the 2004 first quarter. Nexstar’s previous guidance, issued on March 4, 2005, was for 2005 first quarter total net revenue to be approximately $51.5 to $52.5 million, or a decrease of approximately 3.1% - 5.0%.

The following tables summarizes reported highlights for the three month period ended March 31, 2005:

Summary 2005 Highlights:

(dollars and shares in millions, except per share data)

	Three Months Ended March 31,		Change
	2005	2004
Gross local and national advertising revenue, excluding political	$51.0	$49.9	2.2%
Gross political advertising revenue	$0.3	$3.4	(91.2)%
Total gross advertising revenue	$51.3	$53.3	(3.8)%
Total net revenue (1)	$52.7	$54.2	(2.8)%
Station direct operating expenses, SG&A expenses and cash program payments	$31.8	$31.5	1.0%
Broadcast cash flow (2)	$15.8	$17.7	(10.7)%
Corporate expenses	$2.8	$2.0	40.0%
Adjusted EBITDA (2)	$13.1	$15.7	(16.6)%
Net income (loss) attributable to common shareholders	$(12.8)	$(16.7)	23.4%
Diluted net income (loss) per share attributable to common shareholders	$(0.45)	$(0.59)	23.7%
Weighted basic and diluted shares outstanding	28.4	28.4
Free cash flow (2)	$0.1	$2.7	(96.3)%

(1)	Total net revenue is the sum of total gross advertising revenue, network compensation, trade and barter revenue, and other sources of revenue, less national rep and agency commissions.
(2)	“Broadcast cash flow”, “adjusted EBITDA” and “free cash flow” are non-GAAP financial measures. For a definition of these measures and reconciliation to comparable GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 2

Summary Pro Forma Highlights:

Pro forma results reflect the completed acquisitions of certain television stations as if they had occurred on January 1, 2004. The following table summarizes pro forma highlights for the three month period ended March 31, 2005:

Summary 2005 Pro Forma Highlights: (1)

(dollars in millions)

	Three Months Ended March 31,		Change
	2005(2)	2004
Total net revenue	$52.7	$56.8	(7.2)%
Station direct operating expenses, SG&A expenses and cash program payments	$31.8	$34.0	(6.5)%

(1)	“Pro forma” is a non-GAAP financial measure. For a more complete definition of “pro forma” and reconciliation of these results to comparable GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.
(2)	There are no pro forma adjustments presented for the three months ended March 31, 2005 as the pro forma results would not be materially different from the company’s consolidated results of operations as reported, since the WTVO acquisition by Mission was consummated on January 4, 2005 and the KFTA/KNWA acquisition by Nexstar was consummated on January 7, 2005.

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar exceeded its 2005 first quarter guidance targets for total gross advertising revenue and total net revenue while spending less than forecast on station direct operating expenses, SG&A expenses and cash program payments.

“Reported net revenue in the 2005 first quarter reflects a 2.2% increase in core local and national advertising revenue, offset by a decline of $3.1 million in political advertising revenue compared to the first quarter of 2004. With four new stations contributing to 2005 first quarter results, our station direct operating expenses, SG&A expenses and cash program payments rose less than 1%, reflecting both cost reductions and ongoing expense management.

“During the period we closed two acquisitions and completed a refinancing on April 1st that improves our capital structure and provides greater financial flexibility going forward. We also began working through the process of seeking cash payments from local cable operators in four of our markets for the right to retransmit our local television signals. While we do not anticipate resolving this issue in the near future, its impact on our financial results is significantly less than what we budgeted into our 2005 full year guidance. At this point we continue to feel that pursuing this goal is the right course of action for our shareholders.

“While we remain cautiously optimistic about the economy and demand for broadcast television advertising in 2005, we have not yet seen the increase in core revenues to the degree we anticipated. If the current tone of business remains in place for the balance of the year, we would see our 2005 results coming in at the low end of our financial guidance for the year, with full-year reported net revenue declining in the mid-single digit percentage range and core local and national advertising, excluding political ad revenue, growing approximately 3% year-over-year on a reported basis.”

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 3

Additional Expense Detail on Reported 2005 First Quarter Results

Depreciation and amortization was $11.2 million in the first quarter of 2005, compared to $12.0 million in the first quarter of 2004. The lower depreciation and amortization expense for the first quarter of 2005 is primarily the result of depreciable assets at certain stations becoming fully depreciated in the fourth quarter of 2004 and amortizable assets at certain stations becoming fully amortized in the third quarter of 2004.

Interest expense in the first quarter of 2005 was $13.1 million, compared to $12.8 million for the same period in 2004. The increase is primarily attributed to higher interest rates prior to the refinancing and a greater amount of debt outstanding in 2005 on our senior credit facilities.

Capital expenditures in the first quarter of 2005 were $2.9 million, compared to $2.4 million in the first quarter of 2004. Cash interest for the first quarter of 2005 was $10.0 million, compared to $9.8 million in the first quarter of 2004. Cash interest excludes non-cash interest related to amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 12% senior subordinated notes.

12% Senior Subordinated Notes Redemption and Refinancing

On April 1, 2005, Nexstar Broadcasting Group redeemed all $160.0 million in aggregate principal amount of Nexstar Broadcasting, Inc.’s outstanding 12% Senior Subordinated Notes due April 1, 2008. Nexstar Broadcasting, Inc. is a subsidiary of Nexstar Broadcasting Group. The redemption price was $1,060 per $1,000 principal amount, plus accrued and unpaid interest to the redemption date. Nexstar Broadcasting funded the redemption of the 12% Notes from the issuance of $75.0 million of 7% Senior Subordinated Notes and borrowings under new senior secured credit facilities, which replace previous bank credit facility agreements. Nexstar will recognize a loss on extinguishment of debt of approximately $16.0 million in the second quarter of 2005 primarily related to the call premium and the write off of unamortized discount on notes and unamortized deferred financing costs.

The combined new credit facilities of Nexstar Broadcasting, Inc. and Mission Broadcasting, Inc. consist of $355.0 million of term loans and $97.5 million of undrawn revolving loans. All borrowings outstanding under these new credit facilities are due to mature in 2012. Financial covenants under the new credit facility agreements now include a maximum total combined leverage ratio of 7.50 times the last twelve months operating cash flow (as defined in the new credit agreement) through June 30, 2006. Covenants also include a maximum combined senior leverage ratio of 5.25 times the last twelve months operating cash flow through June 30, 2006, as well as a minimum combined interest coverage ratio of 1.50 to 1.00 through December 30, 2008, among other items.

The refinancing is expected to reduce cash interest expense by approximately $8.5 million over the next 12 months.

Liquidity and Cash Flow

Free cash flow for the 2005 first quarter was $0.1 million compared to $2.7 million in year-ago quarter.

At March 31, 2005, the Company’s total debt was approximately $631.9 million and cash balances were $13.9 million. Nexstar Broadcasting, Inc., a subsidiary of the Company, and Mission Broadcasting, Inc., are borrowers under senior secured credit facilities. As defined per the credit agreement, consolidated total debt was $522.5 million at March 31, 2005, net of cash on hand,

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 4

resulted in a leverage ratio as defined per the credit agreement of 6.1x, compared to a permitted leverage covenant of 7.5x under the new credit facilities. Covenants under the credit facilities exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which have accreted to $93.2 million, as of March 31, 2005.

Completed Acquisitions

On January 4, 2005, Mission Broadcasting closed its acquisition of WTVO-TV, the ABC affiliate in Rockford, Illinois. Nexstar entered into local service agreements with Mission for WTVO and began providing services to the station through its owned and operated station, WQRF-TV, on November 1, 2004.

On January 7, 2005, Nexstar closed on its acquisition of KFTA/KNWA, the NBC affiliate in Fort Smith-Fayetteville-Springdale-Rogers, Arkansas. Nexstar had been operating KFTA/KNWA under a TBA effective October 16, 2003. Operations under the TBA terminated on January 7, 2005.

Local Broadcasting Excellence

KARK-TV, Nexstar’s NBC affiliate in Little Rock, AR was awarded two regional Edward R. Murrow awards for broadcast journalism excellence and WROC-TV, Nexstar’s CBS affiliate serving Rochester, NY earned a New York Emmy Award for its Today’s Family program. In addition, the company’s stations in Hagerstown, MD; Evansville, IN; Rockford, IL; and Lubbock, TX earned numerous awards for their broadcast journalism from the Associated Press.

Summary 2005 Second-Quarter Outlook

Nexstar issued the following outlook for the three-month period ending June 30, 2005:

Reported 2005 Second Quarter Estimates

(in millions)

	Three Months Ended June 30,		Approximate Change
	2005 Estimate	2004 Actual
Gross local and national advertising revenue, excluding political	$58.0 - 59.0	$57.6	0.7 - 2.4%
Gross political advertising revenue	$0.4 - 0.5	$4.3	(90.7)-(88.4)%
Total gross advertising revenue	$58.4 - 59.5	$61.9	(5.7) - (3.9)%
Total net revenue	$59.0 - 60.0	$61.2	(3.6) - (2.0)%
Station direct operating expenses, SG&A expenses and cash program payments	$32.3 - 32.8	$31.4	2.9 - 4.5%

The Company’s financial outlook for the second quarter ending June 30, 2005 assumes there will be no new acquisitions or local service agreements entered into during the period. The outlook is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 5

First-Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800-478-6251; no access code is needed. A replay of the call will be available through May 11, 2005 by dialing 888-203-1112, (719-457-0820 for International callers), and entering access code 8208642.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights (excluding barter) plus other non-recurring items minus broadcast rights payments. Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation and amortization of intangible assets and broadcast rights (excluding barter), less payments for broadcast rights, cash interest expense, capital expenditures and net cash taxes.

Pro forma results reflect the completed and pending acquisitions of certain television stations as if they had occurred on January 1, 2004. Pro Forma results for the three-month period ended March 31, 2004 include Nexstar’s acquisition of KFTA/KNWA in Fort Smith- Fayetteville-Springdale-Rogers, AR, which Nexstar began operating under a TBA in October 2003 and KLST in San Angelo, TX, which Nexstar began operating under a TBA in June 2004. This period also includes the acquisition of WUTR in Utica, NY by Mission Broadcasting, Inc., Nexstar’s broadcasting associate, which Mission completed in April 2004, as well as Mission’s acquisition of WTVO in Rockford, IL, which Mission began providing services to in November 2004.

Broadcast cash flow, adjusted EBITDA, free cash flow and Pro Forma results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group owns, operates, programs or provides sales and other services to 46 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. The Company’s television station group includes affiliates of NBC, CBS, ABC, Fox and UPN, and reaches approximately 7.4% of all U.S. television households. The following is a list of Nexstar’s owned properties, as well as those with which it has local service agreements:

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 6

Market Rank(1)	Market	Station	Affiliation	Status (2)
8	Washington, DC/Hagerstown, MD(3)	WHAG	NBC	O&O
53	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
56	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
75	Rochester, NY	WROC	CBS	O&O
78	Springfield, MO	KOLR	CBS	LSA
		KSFX(4)	Fox	O&O
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O
		WCFN	UPN	O&O
99	Evansville, IN	WTVW	Fox	O&O
105	Ft. Wayne, IN	WFFT	Fox	O&O
108	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KFTA(5)/ KNWA(5)	NBC	O&O
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
129	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF	Fox	O&O
		WTVO	ABC	LSA
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
138	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
141	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA
143	Wichita Falls, TX- Lawton, OK	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
146	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
147	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
148	Terre Haute, IN	WTWO	NBC	O&O
		WBAK	Fox	LSA
157	Odessa-Midland, TX	KMID	ABC	O&O
163	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA
167	Utica, NY	WUTR	ABC	LSA
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
170	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
171	Dothan, AL	WDHN	ABC	O&O
195	San Angelo, TX	KLST	CBS	O&O
		KSAN	NBC	LSA
201	St. Joseph, MO	KQTV	ABC	O&O

(1)	Market rank refers to ranking the size of the Designated Market Area (“DMA”), in which the station is located in relation to other DMAs. Source: Investing in Television Market Report 2004 3rd Edition, as published by BIA Financial Network, Inc.
(2)	O&O refers to stations that Nexstar owns and operates. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.
(3)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.
(4)	Effective January 17, 2005, KDEB changed its call letters to KSFX.
(5)	Effective August 13, 2004, KPOM changed its call letters to KFTA and KFAA changed its call letters to KNWA.

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 7

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

G. Robert Thompson	Stewart Lewack, Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 8

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
Revenue (excluding trade and barter)	$54,509	$56,427
Less: commissions	(6,996)	(7,459)

Net broadcast revenue (excluding trade and barter)	47,513	48,968
Trade and barter revenue	5,150	5,268

Total net revenue	52,663	54,236

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	14,780	14,307
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	14,423	14,458
Merger related expenses	—	456
Time brokerage agreement expenses	8	225
Trade and barter expense	4,999	5,049
Corporate expenses	2,763	2,036
Amortization of broadcast rights, excluding barter	2,685	3,003
Amortization of intangible assets	6,762	6,920
Depreciation	4,423	5,123

Total operating expenses	50,843	51,577

Income from operations	1,820	2,659
Interest expense, including amortization of debt financing costs	(13,075)	(12,843)
Loss on extinguishment of debt	—	(6,824)
Interest income	39	16
Other income (expenses), net	(48)	759

Loss before income taxes	(11,264)	(16,233)
Income tax expense	(1,544)	(968)

Loss before minority interest in consolidated entity	(12,808)	(17,201)
Minority interest in consolidated entity	—	487

Net loss attributable to common shareholders	$(12,808)	$(16,714)

Basic and diluted net loss per share:
Net loss attributable to common shareholders	$(0.45)	$(0.59)
Weighted average number of shares outstanding:
Basic and diluted	28,363	28,363

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 9

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow/Adjusted EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended March 31,
	2005	2004
	(Unaudited)
Income from operations	$1,820	$2,659
Add:
Depreciation	4,423	5,123
Amortization of intangible assets	6,762	6,920
Amortization of broadcast rights, excluding barter	2,685	3,003
Merger and related expenses	—	456
Time brokerage agreement expenses	8	225
Corporate expenses	2,763	2,036
Program buyouts	—	55

Less:
Payments for broadcast rights	2,637	2,782

Broadcast cash flow	$15,824	$17,695

Less:
Corporate expenses	2,763	2,036

Adjusted EBITDA	$13,061	$15,659

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended March 31,
	2005	2004
	(Unaudited)
Income from operations	$1,820	$2,659
Add:
Depreciation	4,423	5,123
Amortization of intangible assets	6,762	6,920
Amortization of broadcast rights, excluding barter	2,685	3,003

Less:
Payments for broadcast rights	2,637	2,782
Cash interest expense	9,993	9,787
Capital expenditures	2,874	2,417
Cash taxes, net of refunds	131	50

Free Cash Flow	$55	$2,669

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Nexstar Broadcasting Group Q1 2005 Results, 5/4/05	page 10

Nexstar Broadcasting Group, Inc.

Reconciliation of Historical GAAP and ProForma Results (unaudited)

(dollars in thousands)

	Q1 2004 GAAP	Adjustments	Q1 2004 Pro Forma	Q2 2004 GAAP	Adjustments	Q2 2004 Pro Forma
Revenue

Local	$33,849	$1,737	$35,586	$39,066	$1,572	$40,638

National	16,075	724	16,799	18,485	583	19,068
Political	3,383	187	3,570	4,293	6	4,299
Network Compensation	2,078	209	2,287	2,151	189	2,340
Other	1,042	64	1,106	1,264	54	1,318

Gross Revenue	56,427	2,921	59,348	65,259	2,404	67,663
National Rep and Agency Commissions	7,459	420	7,879	8,791	339	9,130

Net Broadcast Revenue	48,968	2,501	51,469	56,468	2,065	58,533
Trade and Barter Revenue	5,268	55	5,323	4,688	28	4,716

Total Net Revenue	54,236	2,556	56,792	61,156	2,093	63,249

Station Direct Operating expenses, net of trade	14,307	1,109	15,416	14,184	767	14,951
Selling, General and Administrative expenses	14,458	1,151	15,609	14,592	831	15,423
Corporate Overhead	2,036	—	2,036	2,205	—	2,205
Merger and time brokerage agreement expenses	681	—	681	128	—	128
Trade and barter expense	5,049	66	5,115	4,522	28	4,550
Depreciation and amortization	12,043	273	12,316	11,177	200	11,377
Amortization of Broadcast rights, excluding barter	3,003	185	3,188	2,656	113	2,769

Total operating expenses	51,577	2,784	54,361	49,464	1,939	51,403

Income (loss) from operations	2,659	(228)	2,431	11,692	154	11,846

Supplemental information:
Broadcast film payments	2,782	185	2,967	2,649	113	2,762

	Q3 2004 GAAP	Adjustments	Q3 2004 Pro Forma	Q4 2004 GAAP	Adjustments	Q4 2004 Pro Forma
Revenue

Local	$36,876	$1,089	$37,965	$39,856	$415	$40,271

National	17,627	267	17,894	17,855	106	17,961
Political	6,052	27	6,079	12,938	48	12,986
Network Compensation	2,181	186	2,366	2,098	37	2,137
Other	1,212	19	1,232	1,283	7	1,290

Gross Revenue	63,948	1,588	65,536	74,030	613	74,645

National Rep and Agency Commissions	8,571	215	8,786	10,184	87	10,271

Net Broadcast Revenue	55,377	1,373	56,750	63,846	526	64,374
Trade and Barter Revenue	4,507	13	4,520	6,617	5	6,621

Total Net Revenue	59,884	1,386	61,270	70,463	531	70,995

Station Direct Operating expenses, net of trade	14,832	563	15,395	15,102	205	15,307
Selling, General and Administrative expenses	15,121	593	15,714	16,555	217	16,772
Corporate Overhead	2,620	—	2,620	4,080	—	4,080
Time brokerage agreement expenses	157	—	157	143	—	143
Trade and barter expense	4,807	16	4,823	6,587	3	6,590
Depreciation and amortization	10,415	146	10,561	10,777	58	10,835
Amortization of Broadcast rights, excluding barter	3,172	69	3,241	2,626	21	2,647

Total operating expenses	51,124	1,387	52,511	55,870	504	56,374

Income (loss) from operations	8,760	(1)	8,759	14,594	28	14,622

Supplemental information:
Broadcast film payments	2,467	69	2,536	2,622	20	2,642

Note: Adjustments in the 2004 first quarter reflect contributions from KLST, which Nexstar began operating under a TBA in June 2004, and WUTR, which Mission began operating on April 1, 2004 after completing its acquisition of the station. Adjustments in the 2004 second quarter reflect contributions from KLST in April and May 2004. Results for WUTR in the 2004 second quarter are included in GAAP results. Results for WTVO are not reflected in pro forma results for the 2003 third quarter, as Nexstar did not begin providing services to the station until November 1, 2004. Adjustments in the 2004 fourth quarter reflect contributions from WTVO in November and December 2004.

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